As filed with the Securities and Exchange Commission on February 28, 1996


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  February 15, 1996

                    WINTHROP PARTNERS 80 LIMITED PARTNERSHIP
             (Exact Name of Registrant as Specified in Its Charter)

                                 Massachusetts
                 (State or Other Jurisdiction of organization)

        0-9684                             04-2693546
  (Commission File Number)        (I.R.S. Employer Identification No.)

One International Place, Boston, Massachusetts              02110
   (Address of Principal Executive Offices)               (Zip Code)

                                 (617) 330-8600
              (Registrant's Telephone Number, Including Area Code)

                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)


Item 5.   Other Events.

         Pursuant to the terms of Registrant's partnership agreement, Registrant is mailing to its limited partners its financial statements for the year ended December 31, 1995.


Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

       (c)   Exhibits.

             19.   Letter to Limited Partners dated February
                   14, 1996

                          SIGNATURES

         Pursuant to the requirement of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          WINTHROP PARTNERS 80 LIMITED
                          PARTNERSHIP

                          By:  One Winthrop Properties, Inc.,
                               Managing General Partner

Date:  March 1, 1996      By:/s/_  Carol C.J. Mills___
                                   Carol C.J. Mills
                                    Vice President


To the Limited Partners of
WINTHROP PARTNERS 80 LIMITED PARTNERSHIP:

Enclosed is your distribution check for the quarter ended December 31, 1995 (the "Fourth Quarter"). This Report describes the activities of WINTHROP PARTNERS 80 LIMITED PARTNERSHIP, summarizes the results achieved by the Partnership through 1995 and contains its audited financial statements for the year ended December 31, 1995.

The Partnership has to date sold eight properties or 41% of its original assets, based on acquisition cost. The Partnership continues to own ten properties of which nine are leased to various tenants and one is vacant. All lease payments due to the Partnership through year-end 1995 were current.

Cash distributions derived from rental income in 1995 resulted in an annual return on your remaining investment of approximately 9.4%. This return compares favorably to yields available from other similar investment opportunities. The cash distributions provided by the Partnership since its inception in July 1980 through 1995 are summarized on Page 3 of this Report. The Partnership's cash reserves are approximately $850,000 as of December 31, 1995.

Cash Distribution/State Withholding Tax Requirements

The Partnership's net cash flow generated in the Fourth Quarter was $7.33 per unit. However, the actual amount distributed will be $7.30 per unit for individuals who are not Nebraska residents as a result of the withholding requirements of Nebraska. To ensure the collection of state income taxes, several states now require that partnerships, rather than the limited partners, pay withholding tax on a partnership's share of income and/or distributions earned in those states. Winthrop Partners 80 must pay withholding tax for 1995 to Nebraska because the Partnership owns properties that generated income in that state. Previous quarterly distributions have been reduced by the state withholding requirements of Nebraska. Cash distributions will continue to be reduced by such withholding requirements. Please consult your tax advisor or the Department of Taxation in Nebraska regarding any filings a limited partner needs to make, and the possibility of obtaining a tax refund.

For limited partners who elected the monthly method of distribution, the enclosed check is one-third of the quarterly distribution. Your second and third monthly installments will be mailed to you in 30 and 60 days, respectively. Please note that your share of the Partnership's cash distribution for 1995 is not taxable in and of itself. The amount of passive income and other items necessary to complete your 1995 income tax returns are reported on your Schedule K-1 which will be distributed to you by the end of February.


Properties Sold

  1. NCNB, Greenville, SC. This property was sold in 1993 with the proceeds distributed to limited partners in 1993. The cash-on cash return provided by the property during its holding period was approximately 5.3% per annum, taking into account the quarterly distributions attributable to the property and the loss of capital incurred on sale. The Partnership's original investment in this property represented approximately 4% of the initial offering proceeds.

  2. Dairy Mart, Berkley, MI. This property was sold in 1993 with the proceeds distributed to limited partners in 1993. The cash-on cash return provided by the property during its holding period was approximately 7.2% per annum, taking into account the quarterly distributions attributable to the property and the return of capital upon sale. The Partnership's original investment in this property represented approximately 1% of the initial offering proceeds.

  3. NCNB, Anderson, SC. This property was sold in 1992 with the proceeds distributed to limited partners in 1992. The cash-on cash return provided by the property during its holding period was approximately 7% per annum, taking into account the quarterly distributions attributable to the property and the return of capital upon sale. The Partnership's original investment in this property represented approximately 1.8% of the initial offering proceeds.

  4. NCNB, Beaufort, SC. This property was sold in 1992 with the proceeds distributed to limited partners in 1992. The cash-on cash return provided by the property during its holding period was approximately 6% per annum, taking into account the quarterly distributions attributable to the property and the return of capital upon sale. The Partnership's original investment in this property represented approximately 8.9% of the initial offering proceeds.

  5. NCNB, Johnston, SC. This property was sold in 1991 with the proceeds distributed to limited partners in 1991. The cash-on cash return provided by the property during its holding period was approximately 3% per annum, taking into account the quarterly distributions attributable to the property and the loss of capital incurred on sale. The Partnership's original investment in this property represented approximately 1.2% of the initial offering proceeds.

  6. Electric Power Research Institute, Charlotte, NC. This property was sold in 1991 with the proceeds distributed to limited partners in 1991. The cash-on cash return provided by the property during its holding period was approximately 11% per annum, taking into account the quarterly distributions attributable to the property and the profit incurred on sale. The Partnership's original investment in this property represented approximately 20.5% of the initial offering proceeds.

  7. Circuit City, Gaithersburg, MD. This property was sold in 1989 with the proceeds distributed to limited partners in 1989. The cash-on cash return provided by the property during its holding period was approximately 19% per annum, taking into account the quarterly distributions attributable to the property and the profit incurred on sale. The Partnership's original investment in this property represented approximately 2.5% of the Partnership's initial offering proceeds.

     8. Dairy Mart, St. Clair Shores, MI. The property was sold in January 1996 with the sale proceeds of approximately $3 per unit, to be distributed to limited partners with the first quarter 1996 distribution. The cash-on-cash return provided by the property during its holding period was approximately 8.12% per annum, taking into account the quarterly distributions attributable to the property and the return of capital upon sale. The Partnership's original investment in this property represented less than 1% of the initial offering proceeds. The sale price of $140,000 is less than the original purchase price of $173,680. The property was sold to Dairy Mart's sublet tenant. The sale price was determined by independent appraisal. Winthrop is not affiliated with either the purchaser or the appraiser.

Status of the Partnership's Remaining Properties

The table on Page 4 provides summary information concerning the properties still owned by the Partnership. The leasing status of each property is described below:

1. Motorola, Mt. Pleasant, IA. Motorola has extended its lease through November 30, 1997. Motorola is making annual lease payments of $111,600, which is an increase of $5,800 over the original lease.

 2. Duckwall-Alco, Nebraska City, NE. The lease expires on December 22, 2000 with an early termination option on January 31, 1998. A percentage of the gross store sales was paid to the Partnership as additional rent and distributed to investors in the First Quarter of 1993; no percentage rents were paid in 1994 or 1995.

 3. Dairy Mart, Ashtabula, OH. The lease for this property expired on July 1, 1995, and the porperty remains vacant. The Partnership is currently marketing this property for sale but has received no offers. The Partnership's original investment in this property represented less than 1% of the initial offering proceeds.

 4-6. Dairy Mart, three locations in Ohio and Michigan. The original terms of the leases for the Dairy Mart properties have expired. Dairy Mart renewed the leases at the current lease rates. The terms of the renewals are: the Creston and Royal Oak locations through June 30, 1998 and the Bolivar location through June 30, 1997.

 7,8. Toys R Us, Beaumont, TX and Livingston, NJ. These two leases expire on January 1, 2001. Annual sales remain low at the Beaumont location; thus, no additional rent has been paid to the Partnership. The Livingston location has paid a percentage of gross sales as additional rent in each of the last five years.

 9. Wal-Mart, Bowling Green, KY. This lease expires on December 23, 2000. The Partnership modified the existing lease, effective November 1994, by increasing the annual base lease payment by $150,000, reducing the percentage rents by $150,000, and allowing Wal-Mart to sublease the property to another retail operator. The property is currently vacant, however the tenant continues to make rent payments per the terms of the lease.

 10. Wal-Mart, Victoria, TX. This lease expires on December 23, 2000. A percentage of the gross store sales has been paid to the Partnership in each of the last nine years as additional rent. Due to strong local retail market, Wal-Mart constructed in 1994 a Wal-Mart Super Store and closed the store located in the Partnership's property. The Partnership continues to receive the base lease payments from Wal-Mart but will not receive percentage rent payments.

The Partnership's future cash distributions will include ongoing disbursements from net cash flow and one-time disbursements of sale proceeds. Cash flow will be affected by, among other things, the terms of any new leases, any tenant improvement and leasing costs associated with renewing leases with existing tenants or signing leases with new tenants, the loss of rent and increased expense during any period when a property is not under lease and the loss of rent after a property is sold as well as on-going Partnership administrative expenses.

Distributions of sale proceeds will be made as a partial return of capital. Per the Partnership Agreement, sale proceeds are distributed 100% to limited partners until they have received the $331.82 balance of their $500 per unit original Capital Contribution. The general partners' 8% share of sale proceeds would be paid subsequently.

The following tables outline the per unit cash distribution amounts for 1995 and the cumulative results of the investment to date:

------------------------------------------------------------------------------------------------------------------------------------
Summary of 1995 Investor Benefits

                                                  Total                    Annualized                   Total                Total
                                                   Cash                      Pre-Tax                   Passive             Portfolio
                                              Distributions1                 Return2                   Income3             Income(4)
------------------------------------------------------------------------------------------------------------------------------------
                                                 $31.34*                      9.4%                     $24.45                  $1.00
 1st Quarter paid 5/15/95        $    5.74
 2nd Quarter paid 8/14/95        $   10.76
 3rd Quarter paid 11/14/95       $    7.51
 4th Quarter paid 2/14/96        $    7.33

  *The  actual  amount  distributed  was $31.22 per unit as a result of Nebraska state withholding requirements.
------------------------------------------------------------------------------------------------------------------------------------
Cumulative Results Through December 31, 1995


                                                       Total                     Total               Total
Limited Partner                                         Cash                 Quarterly Cash       Return of        Total
Admission Date                                     Distributions             Distributions(1)       Capital       Profit(5)
------------------------------------------------------------------------------------------------------------------------------------

 July 28, 1980                                          $829.70                $661.52              $145.69          $22.49
 August 25, 1980                                        $826.20                $658.02              $145.69          $22.49
 September 26, 1980                                     $822.19                $654.01              $145.69          $22.49
 October 24, 1980                                       $817.73                $649.55              $145.69          $22.49
 November 12, 1980                                      $814.62                $646.44              $145.69          $22.49
 November 26, 1980                                      $812.28                $644.10              $145.69          $22.49
 December 22, 1980                                      $807.99                $639.81              $145.69          $22.49
 February 20, 1981                                      $799.96                $631.78              $145.69          $22.49

  The actual amount of the per unit distributions will vary as a result of Nebraska and South Carolina state withholding requirements.

1  Represents  one  unit's  share  of  cash  flow  generated  from   Partnership
   operations.
2 Represents the annualized pre-tax return on remaining capital of $331.82 per original $500.00 unit. Due to the Tax Reform Act of 1986, the Partnership is unable to provide accurate after-tax returns as a result of investors' varying Federal income tax situations. Please consult your personal financial advisor.
3 Represents one unit's share of passive income generated from Partnership operations. Passive losses generated from other sources may be used to offset against this passive income, subject to limitations.
4 Rental income and funds held in Partnership reserves are invested in short-term money market instruments prior to their distribution. This portfolio income represents the interest income earned on these investments.
5 Profit is defined as the portion of sale proceeds distributed to limited partners from the sale of a property in excess of the property's original purchase price.

The following table presents information regarding the eleven properties still owned by the Partnership. All rental payments due to the Partnership through December 31, 1995 are current.

------------------------------------------------------------------------------------------------------------------------------------
Summary of Partnership Investments
                          Date of          Total Cost of        Tenant Use of          Type of           1995 Base       Lease
Tenant/Location           Purchase           the Property         the Property           Lease/              Rent      Expiration
                                                                                         Terms
------------------------------------------------------------------------------------------------------------------------------------
Duckwall-Alco Stores, Inc.
 Mt. Pleasant, IA            12/24/80            $  982,616               Industrial          Triple Net      $ 109,200  12-22-2000

Motorola, Inc.
(Formerly Duckwall-Alco Stores, Inc.)
 Nebraska City, NE           12/24/80            972,008                 Retail Dept.         Step Rent/      111,600     11-30-97
                                                                            Store               % Rent

Dairy Mart
 Ashtabula, OH               9/23/80             151,815                 Convenience         Triple Net/      15,940      6-30-95
                                                                            Stores              % Rent
 Bolivar, OH                 9/23/80             178,163                                                      18,707      6-30-97
 Creston, OH                 9/23/80             150,695                                                      15,650      6-30-98
 Royal Oak, MI               9/23/80             199,237                                                      20,920      6-30-98
 St. Clair Shores, MI        9/23/80             173,680                                                      18,236      6-30-98

Toys "R" Us, Inc.
 Beaumont, TX                11/19/80            2,234,050                Retail Toy         Triple Net/      224,700     1-1-2001
 Livingston, NJ              11/19/80            2,127,950                  Stores              % Rent        214,000(1)  1-1-2001

Wal-Mart Stores, Inc.
 Bowling Green, KY           12/30/80            1,877,000               Retail Dept.        Triple Net/      361,4932   12-23-2000
 Victoria, TX                12/30/80             3,121,436                 Stores              % Rent         352,262   12-23-2000
                                               $12,168,650                                                $1,462,708


1 An additional  rental  payment of $48,547,  representing a percentage of store sales, was included in the Second Quarter of 1995 cash distribution.
2 An additional rental payment of $110,982, representing a percentage of store sales, was included in the Second Quarter of 1995 cash distribution.


Definitions
Triple Net-all operating expenses are paid by tenant. Step Rent-the rent payable by tenant periodically increases over time.
% Rent-additional rent payable by tenant in excess of base rent if annual sales exceed certain minimum levels.

Closing Comments

Your distribution check and Partnership Report for the First Quarter of 1996 will be mailed on May 15, 1996. In the meantime, please contact a representative at Gemisys, our investor services agent, at (303) 705-3220 with any questions.


Very truly yours,

WINTHROP PARTNERS 80 LIMITED PARTNERSHIP

By:     One Winthrop Properties, Inc.
        Managing General Partner


        /S/ Richard J. McCready
        -----------------------------
        Richard J. McCready
        Chief Operating Officer


February 14, 1996

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



TO WINTHROP PARTNERS 80 LIMITED PARTNERSHIP:

  We have audited the accompanying balance sheets of Winthrop Partners 80 Limited Partnership (a Massachusetts limited partnership) as of December 31, 1995 and 1994, and the related statements of income, changes in partners' capital and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of Winthrop Partners 80 Limited Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Winthrop Partners 80 Limited Partnership as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.





ARTHUR ANDERSEN LLP



Boston, Massachusetts
January 31, 1996

STATEMENTS OF INCOME


------------------------------------------------------------------------------------------------------------------------------------

For the Years Ended
December 31, 1995, 1994 and 1993                                                    1995                 1994              1993
------------------------------------------------------------------------------------------------------------------------------------


Income:
Rental income from real estate leases
    accounted for under the operating
    method.............................................................    $         702,265  $         928,493   $        871,894
  Interest on short-term investments...................................               49,586             35,871             28,256
  Interest income on real estate leases
    accounted for under the financing
    method.............................................................              622,317            538,661            564,843
  Other income.........................................................               22,355                128                -
                                                                                      ------                ----               -
                                                                                   1,396,523          1,503,153          1,464,993
                                                                                   ---------          ----------         ---------

Expenses:
  Depreciation and amortization........................................               73,644            103,093            101,458
  Management fees......................................................               24,310             26,155             25,446
  General and administrative...........................................               39,855             43,845             49,425
                                                                                      ------             -------            ------
                                                                                     137,809            173,093            176,329
                                                                                     -------            --------           -------

Operating income.......................................................            1,258,714          1,330,060          1,288,664

Loss on sale of property, net..........................................                -                  -               (105,909)

Provision for write-down of property...................................             (73,000)              -                   -
                                                                                    --------              ------              -

Net income.............................................................    $       1,185,714  $       1,330,060   $      1,182,755
                                                                           =       =========  =       ==========  =      =========

Net income allocated to General Partners...............................    $         100,697  $         106,405   $        103,093
                                                                           =         =======  =         ========  =        =======

Net income allocated to Limited Partners...............................    $       1,085,017  $       1,223,655   $      1,079,662
                                                                           =       =========  =       ==========  =      =========

Net income per Unit of Limited Partnership
  Interest.............................................................    $           23.77  $           26.81   $          23.65
                                                                           =           =====  =           ======  =          =====




  The  accompanying  notes are an integral  part of these financial statements.

BALANCE SHEETS

------------------------------------------------------------------------------------------------------------------------------------


December 31, 1995 and 1994                                                                1995                     1994
------------------------------------------------------------------------------------------------------------------------------------


ASSETS

Real Estate Leased to Others:
  Accounted for under the operating method, at cost,......................
   net of accumulated depreciation of $885,378 and
   $741,473 as of December 31, 1995 and 1994,.............................
   respectively...........................................................      $        3,261,161        $       3,405,066
  Accounted for under the financing method................................               5,020,239                5,334,922
                                                                                         ----------               ---------
                                                                                         8,281,400                8,739,988

Other Assets:
  Cash and cash equivalents, at cost, which
   approximates market value..............................................                 795,018                  728,190
  Other, net of accumulated amortization of
   $13,923 and $11,184 as of December 31, 1995
   and 1994, respectively.................................................                 106,193                   69,346
                                                                                           --------                  ------
                                                                                $        9,182,611        $       9,537,524
                                                                               =        ==========       =       =========

LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)

Liabilities:
  Accounts payable and accrued expenses...................................      $           44,979        $          86,822
  Distributions payable to Partners.......................................                 366,216                  336,604
                                                                                           --------                 -------
                                                                                           411,195                  423,426
                                                                                           --------                 -------

Partners' Capital (Deficit):
  Limited Partners
    Units of Limited Partnership Interest, $500
    stated value per Unit; authorized - 50,010
    Units; issued and outstanding - 45,646 Units..........................               9,281,303                9,626,831

  General Partners........................................................                (509,887)                (512,733)
                                                                                          ---------                --------
                                                                                         8,771,416                9,114,098
                                                                                         ----------               ---------
                                                                                $        9,182,611        $       9,537,524
                                                                                =        ==========       =       =========




 The accompanying  notes  are an  integral  part of these financial statements.

STATEMENTS OF CASH FLOWS

------------------------------------------------------------------------------------------------------------------------------------


For the Years Ended
December 31, 1995, 1994 and 1993                                                    1995                1994               1993
------------------------------------------------------------------------------------------------------------------------------------


Cash flows from operating activities:

  Net income..............................................................   $     1,185,714    $      1,330,060    $     1,182,755
  Adjustments to reconcile net income to
   net cash provided by operating activities:
    Depreciation and amortization.........................................            73,644             103,093            101,458
    Provision for write-down of property..................................            73,000                -                  -
    Minimum lease payments received, net of interest
     income earned, on leases accounted for under
     the financing method.................................................           314,683             285,839            259,657
    Loss on sale of property..............................................              -                   -               105,909
    Changes in assets and liabilities:
      (Decrease) increase in accounts payable and
       accrued expenses...................................................           (41,843)             12,305             15,452
      (Increase) decrease in other assets.................................           (39,586)            (61,355)             2,221
                                                                                     --------            --------             -----

    Net cash provided by operating activities:............................         1,565,612           1,669,942          1,667,452
                                                                                   ----------          ----------         ---------

Cash flows from financing activities:
  Cash distributions paid.................................................        (1,498,784)         (1,672,819)        (2,172,156)
                                                                                  -----------         -----------        ----------

    Net cash used by financing activities.................................        (1,498,784)         (1,672,819)        (2,172,156)
                                                                                  -----------         -----------        ----------

Cash flows from investing activities:
  Net proceeds from sale of property......................................              -                   -               435,582
                                                                                        -----               -----           -------

    Net cash provided by investing activities.............................              -                   -               435,582
                                                                                        -----               -----           -------

Net increase (decrease) in cash and cash equivalents......................            66,828              (2,877)           (69,122)

Cash and cash equivalents, beginning of year..............................           728,190             731,067            800,189
                                                                                     --------            --------           -------

Cash and cash equivalents, end of year....................................   $       795,018    $        728,190    $       731,067
                                                                             =       ========   =        ========   =       =======






 The accompanying  notes  are an  integral  part of these financial statements.

STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

------------------------------------------------------------------------------------------------------------------------------


                                                      UNITS OF
                                                       LIMITED               GENERAL            LIMITED
For the Years Ended                                  PARTNERSHIP            PARTNERS'          PARTNERS'            TOTAL
December 31, 1995, 1994 and 1993                      INTEREST              (DEFICIT)           CAPITAL            CAPITAL
------------------------------------------------------------------------------------------------------------------------------



Balance, December 31, 1992...........................  45,646        $        (454,074)  $     10,843,277   $     10,389,203


Cash distributions paid or
  accrued............................................                         (133,583)        (1,974,646)        (2,108,229)
Net income...........................................                          103,093          1,079,662          1,182,755
                                                                               --------         ----------         ---------
Balance, December 31, 1993...........................  45,646                 (484,564)         9,948,293          9,463,729
                                                       ------                 ---------         ----------         ---------

Cash distributions paid or
  accrued............................................                         (134,574)        (1,545,117)        (1,679,691)
Net income...........................................                          106,405          1,223,655          1,330,060
                                                                               --------         ----------         ---------
Balance, December 31, 1994...........................  45,646                 (512,733)         9,626,831          9,114,098
                                                       ------                 ---------         ----------         ---------


Cash distributions paid or
  accrued............................................                          (97,851)        (1,430,545)        (1,528,396)
Net income...........................................                          100,697          1,085,017          1,185,714
                                                                               --------         ----------         ---------
Balance, December 31, 1995...........................  45,646        $        (509,887)  $      9,281,303   $      8,771,416
                                                       ======        =        =========  =      ==========  =      =========








 The accompanying  notes  are an  integral  part of these financial statements.

NOTES TO FINANCIAL STATEMENTS
December 31, 1995


1.         ORGANIZATION

           Winthrop Partners 80 (the Partnership), a limited partnership, was organized under the Uniform Limited Partnership Act of the Commonwealth of Massachusetts on February 5, 1980 for the purpose of owning and leasing commercial and industrial real properties. The Partnership will terminate on December 31, 2008 or sooner, in accordance with the terms of the Partnership Agreement.


2.         SIGNIFICANT ACCOUNTING POLICIES

           Financial Statements - The financial statements of the Partnership are prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

           Use of Estimate - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

           Income Taxes - No provision has been made for federal, state or local income taxes in the financial statements of the Partnership. Partners are required to report on their individual tax returns their allocable share of income, gains, losses, deductions and credits of the Partnership. The Partnership prepares tax returns on the accrual basis. On May 16, 1980, the Internal Revenue Service issued a ruling that the Partnership will be classified as a partnership for federal income tax purposes.

           Distributions to Partners - The cash distribution due Partners for the three months ended December 31, 1995 is recorded in the accompanying financial statements as a liability and a reduction of Partners' capital. As provided in the Partnership Agreement, quarterly distributions are payable to Partners within 60 days after the end of the quarter.

           Percentage Rent - The Partnership has entered into several leases that provide for a minimum annual rent plus additional rent based on percentages of sales at the properties (percentage rent). These percentage rents are recorded on a cash basis. For the years ended December 31, 1995, 1994 and 1993, the Partnership received percentage rent totaling approximately $161,418, $456,230 and $357,870, respectively.

           Leases - The Partnership leases its real properties and accounts for such leases in accordance with the provisions of Statement of Financial Accounting Standards No. 13, "Accounting for Leases," as amended. This statement sets forth specific criteria for determining whether a lease should be accounted for as a financing lease or an operating lease.


           (a)   Financing Method

                  Under this method, minimum lease payments to be received plus the estimated value of the property at the end of the lease are considered to be the Partnership's gross investment in the lease. Unearned income, representing the difference between gross investment and actual cost of the leased property, is amortized over the lease term using the interest rate implicit in the lease to provide a level rate of return over the lease term.

           (b)    Operating Method

                  Under this method, revenue is recognized as rental payments become due, which does not materially differ from the straight-line method. Expenses (including depreciation) are charged to operations as incurred.

2.         SIGNIFICANT ACCOUNTING POLICIES (Continued)

           Cash and cash equivalents - Cash and cash equivalents consist of a mutual fund that invests in treasury bills and repurchase agreements that mature in three months or less. Cash equivalents are valued at cost, which approximates market value.

           Depreciation - Component depreciation on real estate leased to others, accounted for under the operating method, is computed using the straight-line method over the useful life of each class of asset, which ranges from 5 to 35 years. The cost of the properties represents the purchase price of the properties plus acquisition and closing costs, or to the extent that the property had previously been accounted for under the financing method, the depreciable base is the fair market value at the date of implementation of operating lease accounting.


3.         TRANSACTIONS WITH RELATED PARTIES

           One Winthrop Properties, Inc. (One Winthrop), the Managing General Partner; Winthrop Securities Co., Inc. (Winthrop Securities), the selling agent for the Public Offering; and Winthrop Management, the manager of the properties, are wholly owned subsidiaries of First Winthrop Corporation, which in turn is wholly owned by Winthrop Financial Associates, a Limited Partnership (WFA).

           Winthrop Management is entitled to annual property management fees, equal to 1.5% of the excess of cash receipts over cash expenditures (excluding debt service, property management fees and capital expenditures) from each property it manages. For the years ended December 31, 1995, 1994 and 1993, Winthrop Management earned $24,310, $26,155 and $25,446, respectively, for managing the real properties of the Partnership.

           The General Partners are entitled to 8% of Cash Available for Distribution, subordinated to a cumulative, priority quarterly distribution to the Limited Partners. The General Partners are also entitled to 8% of Sale or Refinancing Proceeds, subordinated to certain priority distributions to the Limited Partners as provided for in the Partnership Agreement. For the years ended December 31, 1995, 1994 and 1993, the Partnership has paid or accrued distributions from Cash Available for Distribution totaling $97,851, $134,574 and $133,583, respectively, to the General Partners. The proceeds from the sales of properties in 1993 (see Note 6) were distributed entirely to the Limited Partners.

           During the liquidation stage of the Partnership, the General Partners and their affiliates are entitled to receive distributions, subordinated to specified minimum returns to the Limited Partners, as described in the Partnership Agreement.

4.         REAL ESTATE LEASED TO OTHERS ACCOUNTED FOR UNDER THE OPERATING METHOD

           Real estate leased to others, at cost, accounted for under the operating method as of December 31, 1995 and 1994, is summarized as follows:


                          -------------------------------------------------------------------------------------------------


                                                                              1995                      1994

                          -------------------------------------------------------------------------------------------------


                   Land............................................   $       2,127,427         $       2,127,427
                   Commercial buildings............................           2,019,112                 2,019,112
                   Less: Accumulated depreciation..................            (885,378)                 (741,473)
                                                                               --------                  --------
                                                                      $       3,261,161         $       3,405,066
                                                                      =       =========         =       =========

           The following is a summary of the minimum  anticipated  future rental
           receipts,   excluding   percentage   rents,   by  year,   under   the
           noncancelable portion of the operating leases:

                          1996.................................................          493,000
                          1997.................................................          474,000
                          1998.................................................          343,000
                          1999.................................................          318,000
                          2000.................................................          272,000
                          Thereafter...........................................                0

5.         REAL ESTATE LEASED TO OTHERS ACCOUNTED FOR UNDER THE FINANCING METHOD

           Real estate leased to others, accounted for under the financing method, as of December 31, 1995 and 1994, is summarized as follows:

                  -----------------------------------------------------------------------------------------------------------------


                                                                                      1995                      1994

                  -----------------------------------------------------------------------------------------------------------------


           Minimum lease payments receivable................................   $      4,527,666          $       4,920,916
           Unguaranteed residual value......................................   $      2,918,533                  2,918,533
                                                                               -      ---------                  ---------
                                                                                      7,446,199                  7,839,449
               Less:  Unearned income                                                (2,425,960)                (2,504,527)
                                                                                     -----------                ----------
                                                                               $      5,020,239          $       5,334,922
                                                                               =      =========          =       =========

           The following is a summary of the approximate minimum anticipated future rental receipts, excluding percentage rents, by year, under the noncancelable portion of the financing leases:

                                1996.....................................             937,000
                                1997.....................................             937,000
                                1998.....................................             937,000
                                1999.....................................             918,000
                                2000.....................................             798,000
                                Thereafter...............................                   0

6.         SALES OF PROPERTIES

           On September 8, 1993, the Partnership sold the Dairy Mart in Berkeley, Michigan, for $120,000 in cash, and on September 30, 1993, the Partnership sold the Greenville, South Carolina, property for $345,000 in cash. The sales provided $435,582 of net proceeds, which were distributed in the fourth quarter of 1993 and resulted in a net loss of $105,909.

7.         WRITE-DOWN OF PROPERTY

           In connection with its evaluation of the Ashtabula, Ohio property, management of the Partnership wrote down the carrying value of the property by $73,000 to $0, at December 31, 1995. The reserve is reflected as a component of accumulated depreciation in the accompanying balance sheets.

8.         TAXABLE INCOME

           The Partnership's taxable income for 1995 differs from net income for financial reporting purposes primarily due to the differences in the methods used for the recognition of depreciation and the accounting for certain real property leases under the financing method for financial reporting purposes and the operating method for tax return purposes. Taxable income for 1995 is as follows:

           Net income for financial reporting purposes...................................................   $    1,185,714
           Plus:   Minimum lease payments received,
                    net of interest income earned, on
                    leases accounted for under the
                    financing method.....................................................................          314,683
                   Write-down of property................................................................           73,000
           Minus:  Depreciation on property subject to leases
                    accounted for under the financing
                    method and tax depreciation adjustment...............................................         (256,181)
                                                                                                                  --------
            Taxable income...............................................................................   $    1,317,216
                                                                                                            =    =========

9.         SUBSEQUENT EVENT

           On January 18, 1996, the Partnership sold the property in St. Clair Shores, Michigan for $140,000, resulting in a gain of approximately $50,000 for financial reporting purposes. The net proceeds will be distributed to the limited partners during 1996.

SUPPLEMENTARY INFORMATION

REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT

-----------------------------------------------------------------------------------------------------------------------------------

December 31, 1995                                                                  Three Months Ended                 Year Ended
(Unaudited)                                                                         December 31, 1995              December 31, 1995


1.  Statement of Cash Available for Distribution:
Net Income.............................................................            $       200,808             $        1,185,714
   Add:  Depreciation and amortization charges to income
          not affecting Cash Available for
          Distribution.................................................                      5,175                         73,664
         Minimum lease payments received, net of
          interest income earned, on leases accounted
          for under the financing method...............................                     81,535                        314,683
         Write-down of property........................................                     73,000                         73,000
         Write-off of accounts payable.................................                          0                        (22,676)
         Rent receivable...............................................                     12,363                        (95,980)
         Prepaid Rent..................................................                     (9,300)                             0
                                                                                            -------                             -
Cash Available for Distribution........................................            $       363,581             $        1,528,385
                                                                                   -       --------            -        ---------

Distributions allocated to General Partners............................            $        29,007             $           97,851
                                                                                   -        -------            -           ------

Distributions allocated to Limited Partners............................            $       334,574             $        1,430,546
                                                                                   =       ========            =        =========


2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, for the three months ended December 31, 1995:


Entity Receiving                                      Form of                                        (Unaudited)
Compensation                                        Compensation                                       Amount
-----------------                                   -------------------                                ------
Winthrop Management                                 Property management fees                        $      5,286
General Partners                                    Interest in Cash Available
                                                      for Distribution                              $     29,007
WFC Realty Co., Inc.                                Interest in Cash Available
                                                      for Distribution                              $      1,539












All other information required pursuant to Section 9.4 of the Partnership Agreement is set forth in the attached Financial Statements and related notes or the Annual Partnership Report.

8.  PROPERTY SUMMARY


      The following is a summary of real estate (accounted for under the operating or financing method) leased to others (land and commercial building at each location) held on a fee ownership basis at December 31, 1995:

-----------------------------------------------------------------------------------------------------------------------------
                                                                                                     Costs
                                                                                  Purchase           Capitalized
                              Name                                                Price Including    Subsequent
  Date Acquired               of Tenant               Location                    Acquisition Fees   to Acquisition     Gross Cost


September 23, 1980            The Lawson Company      Bolivar, Creston,           $1,025,131           $13,556          $1,038,687
                                                        and Ashtabula, OH;
                                                        Royal Oak, Berkley
                                                        and St. Clair
                                                        Shores, MI


November 19, 1980             Toys "R" Us, Inc.       Livingston, NJ               4,360,000             2,000           4,362,000
                                                        and Beaumont, TX


December 24, 1980             Duckwall-Alco           Mt. Pleasant, IA             1,941,575            13,049           1,954,624
                               Stores, Inc. &           and Nebraska City,
                               Motorolla, Inc.          NE


December 30, 1980             Wal-Mart                Bowling Green, KY            4,984,416            14,020           4,998,436
                               Stores, Inc.             and Victoria, TX



                             WINTHROP PARTNERS 80
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                   (ACCOUNTED FOR UNDER THE OPERATING METHOD)
                               DECEMBER 31, 1995
                                  SCHEDULE XI
                                   1 of 3




                                 Initial cost to Partnership &
                                 gross amount at which carried
                                 as of Dec. 31, 1995 (A,B,&C)            Accumulated                                 Life on which
                                 ----------------------------
                                                                         Depreciation     Date of                    Depreciation
                                            Buildings &                  as of Dec. 31,  Construction       Date       Expense
Description                      Land       Improvements      Total         1995 (D)      Completion      Acquired    is Computed
-----------                      ----       ------------      -----      --------------  ------------     --------   ------------

Land and retail stores,
 Bolivar, Creston and
 Ashtabula, OH; Royal
 Oak, and St. Clair
 Shores, MI (E)             $  210,533     $  491,242      $   701,775   $  378,180      1980            Sept. 1980     5-40 years


Land and retail store,
 Mt. Pleasant, IA               95,999        703,999         799,998       176,000      1979            Dec. 1980      5-40 years


Land and retail store,
 Nebraska City, NB              62,400        717,600         780,000       179,400      1979            Dec. 1980      5-40 years

Land,
 Livingston, NJ                595,826           -             595,826         -           -             Nov. 1980       -


Land,
 Beaumont, TX                  647,875           -            647,875          -           -             Nov. 1980       -



Land,
 Bowling Green, KY             469,250           -            469,250          -           -             Dec. 1980       -
                            ----------     ----------      ----------    ----------

                            $2,127,427     $2,019,112      $3,994,724    $  733,580
                            ==========     ==========      ==========    ==========


                                          WINTHROP PARTNERS 80
                                 REAL ESTATE AND ACCUMULATED DEPRECIATION
                                (ACCOUNTED FOR UNDER THE OPERATING METHOD)
                                            DECEMBER 31, 1995
                                                SCHEDULE XI
                                               page 2 of 3



(A) The cost of the properties represents the purchase price of the properties plus miscellaneous acquisition and closing costs. Included in the costs are property acquisition fees totaling $585,437 paid to the Managing General Partner (see Note 3 of Notes to Financial Statements).


(B) The cost of real estate owned at December 31, 1995 is the same for financial statement and income tax reporting purposes.


(C)      Reconciliation of real estate owned:

         Balance as of December 31, 1994......................     $ 4,146,539
         Additions during 1995................................               0
         Write-down of property during 1995...................        (151,815)
                                                                    ----------
         Balance as of December 31, 1995......................     $ 3,994,724
                                                                   ===========


(D)      Reconciliation of accumulated depreciation:

         Balance as of December 31, 1994......................     $   741,490
         Depreciation expense during 1995.....................          70,905
         Write-down of property during 1995...................         (78,815)
                                                                    ----------
         Balance as of December 31, 1995......................     $   733,580
                                                                   ===========


(E) All five stores are approximately the same size and have equivalent land, building and improvement costs.

                           WINTHROP PARTNERS 80
                   REAL ESTATE AND ACCUMULATED DEPRECIATION
                   (ACCOUNTED FOR UNDER THE FINANCING METHOD)
                             DECEMBER 31, 1995
                                SCHEDULE XI
                                page 3 of 3


                                                     Minimum lease payments
                           Net Investment in         received net of interest         Date of                    Length of Lease
                          Financing Leases at           Income Earned at            Construction      Date       on Which Interest
Description               point of purchase(A)        December 31, 1995 (B)          Completion     Acquired     Income is Computed
-----------               --------------------       ------------------------       ------------    --------     ------------------

Retail store,
 Livingston, NJ           $1,532,124                 $  619,348                     1980            Nov. 1980    20 years

Retail store,
 Beaumont, TX              1,586,176                    640,927                     1980            Nov. 1980    20 years

Retail store,
 Bowling Green, KY         1,407,750                    532,978                     1980            Dec. 1980    20 years

Land and retail store,
 Victoria, TX              3,121,435                    833,993                     1980            Dec. 1980    20 years
                          ----------                 ----------
                          $7,647,485                 $2,627,246
                          ==========                 ==========


(A) The net investment in financing leases at the point of purchase reflects the purchase price of the properties plus miscellaneous acquisition and closing costs. Included in the costs are property acquisition fees totaling $555,463 paid to the Managing General Partner (See Note 3 of Notes to Financial Statement). The net investment at the point of purchase is as follows:

                  Minimum lease payments receivable...........         $ 17,033,726
                  Plus:  Unguaranteed residual................            2,918,533
                  Minus:  Unearned income.....................          (12,304,774)
                                                                       ------------
                  Net Investment..............................         $  7,647,485
                                                                       ============

(B) Reconciliation of minimum lease payments received net of interest income earned:

                  Balance as of December 31, 1994.............         $  2,312,563
                  Minimum lease payments received net of
                   interest income earned during 1995.........              314,683
                                                                       ------------
                  Balance as of December 31, 1995.............         $  2,627,246
                                                                       ============